SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
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                           MAXWELL SHOE COMPANY INC.
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               (Name of Registrant as Specified In Its Charter)

                           JONES APPAREL GROUP, INC.
                             MSC ACQUISITION CORP.
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

     The following is a press release issued by Jones Apparel Group, Inc. and Maxwell Shoe Company Inc. on June 18, 2004:

                          **************************

FOR IMMEDIATE RELEASE
Contacts:
Jones Apparel Group, Inc.                     Maxwell Shoe Company Inc.
Wesley R. Card, Chief Operating               Richard J. Bakos, Chief Financial
  and Financial Officer                         Officer
Anita Britt, Executive Vice                   617-333-4007
  President Finance
215-785-4000


       JONES APPAREL AND MAXWELL SHOE SIGN DEFINITIVE MERGER AGREEMENT;
                 MAXWELL RECOMMENDS OFFER TO ITS STOCKHOLDERS

NEW YORK, NEW YORK; HYDE PARK, MASSACHUSETTS - June 18, 2004 - Jones Apparel Group, Inc. ("Jones") (NYSE:JNY) and Maxwell Shoe Company Inc. ("Maxwell") (Nasdaq:MAXS) today announced that they have entered into a definitive merger agreement under which Jones will acquire all the outstanding shares of Maxwell for $23.25 per share in cash, giving the transaction a total equity value (excluding stock options) of approximately $346 million. Maxwell's board of directors has unanimously approved the agreement and recommended that Maxwell stockholders tender their shares into Jones' tender offer.

Under the terms of the agreement, Jones' indirect wholly owned subsidiary, MSC Acquisition Corp. ("MSC"), has agreed to increase the price of its tender offer to purchase all outstanding shares of Maxwell common stock to $23.25 per share in cash and has terminated its consent solicitation. Following the completion of the tender offer, Jones intends to consummate a second step merger in which all remaining Maxwell shares (other than shares held by Jones or stockholders properly perfecting appraisal rights under Delaware law) will be converted into the right to receive the same cash price paid in the tender offer.

Peter Boneparth, Chief Executive Officer of Jones, stated, "We are very pleased to have brought this transaction to a successful conclusion, one that serves both Jones shareholders and Maxwell shareholders extremely well. Maxwell is an excellent company that complements our business perfectly and should create lifestyle branding opportunities across our many core competencies. As we have said, there are many strategic advantages to consolidating our AK Anne Klein apparel business with Maxwell's AK Anne Klein footwear business, which is our licensee. In addition, we will benefit by further broadening our footwear brand portfolio and leveraging the infrastructure of our footwear business. We anticipate an early July closing date and, as is our historical practice, we look forward to providing further updates at that time."

Mark Cocozza, Maxwell Shoe Company's Chairman and Chief Executive Officer, said "Today's agreement provides full value to our stockholders and reflects Maxwell Shoe Company's position as a leading footwear distributor - a position that can largely be attributed to the hard work and dedication of our employees. We look forward to working with Jones to ensure a smooth and rapid integration of our two companies."

Jones also announced that it had extended its tender offer to acquire Maxwell, which was scheduled to expire at 5:00 p.m. New York City time on June 21, 2004, until 5:00 p.m. New York City time on July 6, 2004, unless further extended. As of June 17, 2004, Maxwell stockholders had tendered and not withdrawn 455,924 shares pursuant to MSC's tender offer.

The amended tender offer is not subject to financing. The amended tender offer is subject to the terms and conditions contained in the merger agreement, including a minimum tender condition requiring the tender of a majority of all outstanding shares of Maxwell common stock on a fully diluted basis. The Maxwell shareholder rights plan has been rendered inapplicable to Jones' offer and the business combination. As previously announced, the Hart-Scott-Rodino waiting period applicable to the combination has expired.

Maxwell will mail its formal recommendation to its stockholders that they tender into the offer at the same time Jones mails its revised tender offer materials.

Jones Apparel Group, Inc. (www.jny.com), a Fortune 500 Company, is a leading designer and marketer of branded apparel, footwear and accessories. The Company's nationally recognized brands include Jones New York, Polo Jeans Company licensed from Polo Ralph Lauren Corporation, Evan-Picone, Norton McNaughton, Gloria Vanderbilt, Erika, l.e.i., Energie, Nine West, Easy Spirit, Enzo Angiolini, Bandolino, Napier, Judith Jack, Kasper, Anne Klein, Albert Nipon and LeSuit. The Company also markets costume jewelry under the Tommy Hilfiger brand licensed from Tommy Hilfiger Corporation and the Givenchy brand licensed from Givenchy Corporation, and footwear and accessories under the ESPRIT brand licensed from Esprit Europe, B.V. With over 30 years of service, the Company has built a reputation for excellence in product quality and value, and in operational execution.

Maxwell Shoe Company Inc. designs, develops and markets casual and dress footwear for women and children. The Company's brands include AK ANNE KLEIN(R), DOCKERS(R) FOOTWEAR FOR WOMEN, J.G. HOOK, JOAN AND DAVID, CIRCA JOAN & DAVID, MOOTSIES TOOTSIES AND SAM & LIBBY.

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                             IMPORTANT INFORMATION

Investors and security holders are urged to read the disclosure documents regarding the tender offer filed with the Securities and Exchange Commission (the "SEC") from time to time, including (i) the tender offer materials filed by Jones and MSC with the SEC, including the tender offer statement filed on March 23, 2004, the first supplement to the tender offer statement filed on May 26, 2004, and the second supplement to the tender offer statement which will be filed by Jones with the SEC as promptly as practicable and (ii) the revised Solicitation/Recommendation Statement on Schedule 14D-9 which will be filed by Maxwell with the SEC as promptly as practicable.

Investors and security holders may obtain a free copy of the disclosure documents (when they are available) and other documents filed by Jones, MSC or Maxwell with the SEC at the SEC's website at www.sec.gov.

In addition, documents filed with the SEC by Jones or MSC may be obtained free of charge from Jones by directing a request to Jones Apparel Group, Inc., 250 Rittenhouse Circle, Keystone Park, Bristol, Pennsylvania 19007, Attention:
Chief Operating and Financial Officer. Maxwell Shoe Company will provide a copy of the documents filed by it with the SEC free of charge at its website at www.maxwellshoe.com.